Exhibit 99.1
MARTIN MIDSTREAM PARTNERS ANNOUNCES PRESENTATION AT THE
A.G. EDWARDS YIELD CONFERENCE ON MAY 15, 2007
     KILGORE, Texas, May 10, 2007 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that Ruben Martin, the President and Chief Executive Officer of MMLP’s general partner, will make a presentation concerning MMLP’s performance and growth strategies at A.G. Edwards’ Yield Conference 2007 to be held in New York City on May 15, 2007. The Company’s presentation at the conference will be webcast live with an accompanying slideshow on Tuesday, May 15, 2007 at 10:00 a.m. Eastern Time.
     To listen to the live audio webcast of the presentation and view MMLP’s slideshow, visit the Company’s website at www.martinmidstream.com. The presentation will also be webcast live at http://www.wsw.com/webcast/agedwards18/mmlp. A replay of the webcast will be accessible on the Company’s website for a period of 30 days.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contact:	Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.